MERGER AND RECAPITALIZATION AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


                               AmeriCom USA, Inc.
                             A Delaware Corporation


                                       and


                                DigiCities, Inc.
                            A California Corporation

                               September 27, 1999

                                TABLE OF CONTENTS

PREAMBLE.....................................................................................1

DEFINITIONS..................................................................................1

PRELIMINARY STATEMENT........................................................................3

ARTICLE I. THE MERGER........................................................................4
        Section 1.1.  The Merger.............................................................4
        Section 1.2.  Closing................................................................4
        Section 1.3.  Certificate............................................................4
        Section 1.4.  Bylaws.................................................................5
        Section 1.5.  Directors..............................................................5
        Section 1.6.  Officers...............................................................5

ARTICLE II RECAPITALIZATION..................................................................5
        Section 2.1.  The Recapitalization...................................................5
        Section 2.2.  Closing................................................................6

ARTICLE III. CONVERSION......................................................................6
        Section 3.1.  Effect of the Merger and Recapitalization on Capital Stock.............6
        Section 3.2.  Delivery and Exchange..................................................6
        Section 3.3.  Stock Options..........................................................7

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF AMERICOM.......................................8
        Section 4.1.  Organization, Authority and Qualification..............................8
        Section 4.2.  Ownership of Shares; Subsidiaries......................................8
        Section 4.3.  Financial Statement, Financial Condition. .............................8
        Section 4.4.  Accounts Receivable....................................................9
        Section 4.5.  Interest in AmeriCom's Property........................................9
        Section 4.6.  Real Property..........................................................9
        Section 4.7.  Intellectual Property..................................................9
        Section 4.8.  Absence of Specific Changes...........................................10
        Section 4.9.  Permit, Licenses, and Franchises......................................11
        Section 4.10. Judgments, Decrees, or Orders Restraining Business....................11
        Section 4.11. Insurance.............................................................12
        Section 4.12. Environmental Compliance; Hazardous Materials.........................12
        Section 4.14. No Violation of Other Instruments.....................................12
        Section 4.14. Contracts.............................................................12
        Section 4.15. Litigation............................................................13
        Section 4.16. Taxes.................................................................13
        Section 4.17.  Employee Benefit Matters.............................................13





        Section 4.18. AmeriCom Reporting Requirements.......................................14
        Section 4.19. Disclosure............................................................14

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF DIGICITIES.....................................14
        Section 5.1.  Organization, Authority and Qualification.............................14
        Section 5.2.  Ownership of Shares; Subsidiaries.....................................14
        Section 5.3.  Financial Statement, Financial Condition. ............................15
        Section 5.4.  Title of Properties...................................................15
        Section 5.5.  Inventory.............................................................15
        Section 5.6.  Accounts Receivable...................................................15
        Section 5.7.  Interest in DigiCities's Property.....................................16
        Section 5.8.  Real Property.........................................................16
        Section 5.9.  Intellectual Property.................................................16
        Section 5.10. Absence of Undisclosed Liabilities....................................17
        Section 5.11. Absence of Specific Changes...........................................17
        Section 5.12. Permit, Licenses, and Franchises......................................18
        Section 5.13. Judgments, Decrees, or Orders Restraining Business....................18
        Section 5.14. Environmental Compliance; Hazardous Materials.........................18
        Section 5.15. No Violation of Other Instruments.....................................18
        Section 5.16. Contracts.............................................................19
        Section 5.17. Litigation............................................................19
        Section 5.18. Taxes.................................................................19
        Section 5.19. Employee Benefit Matters..............................................20
        Section 5.20. Reporting Requirements................................................20
        Section 5.21. Records...............................................................20
        Section 5.22. Labor Disputes........................................................20
        Section 5.23. Insurance.............................................................20
        Section 5.24. Shareholder Relations.................................................21
        Section 5.25. Disclosure............................................................21

ARTICLE VI. COVENANTS.......................................................................21
        Section 6.1   Covenants of DigiCities...............................................21
        Section 6.2.  Covenants of AmeriCom.................................................23
        Section 6.3.  Post-Closing Covenants................................................24

ARTICLE VII. CONDITIONS TO THE MERGER.......................................................25
        Section 7.1.  Conditions Precedent to AmeriCom's Obligation to Close................25
        Section 7.2.  Conditions Precedent to DigiCities' Obligation to Close...............26
        Section 7.3.  Additional Conditions to the Obligations of DigiCities................27

ARTICLE VIII. SURVIVAL OF WARRANTIES........................................................27

ARTICLE IX. TERMINATION OF AGREEMENT........................................................27
        Section 9.1.  Termination by AmeriCom...............................................27





        Section 9.2.  Termination...........................................................28
        Section 9.3.  Right to Proceed......................................................29
        Section 9.4.  Return of Documents...................................................29

ARTICLE X. ADDITIONAL AGREEMENTS............................................................29
        Section 10.1. Expenses..............................................................29
        Section 10.2. Publicity.............................................................29
        Section 10.3. Approval of DigiCities Shareholders...................................30
        Section 10.4. Approval of AmeriCom Shareholders.....................................30

ARTICLE XI. MISCELLANEOUS...................................................................30
        Section 11.1. Governing Law; Counterparts...........................................30
        Section 11.2. Notices...............................................................30
        Section 11.3. Waiver................................................................31
        Section 11.4. Binding Effect........................................................31
        Section 11.5. No Third Party Beneficiaries..........................................31
        Section 11.6. Amendments............................................................31

                      MERGER AND RECAPITALIZATION AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


                                    PREAMBLE

        This merger agreement and plan of reorganization (the "Agreement") are made as of September 27, 1999, between AmeriCom USA, Inc., a Delaware
corporation  ("AmeriCom"),   and  DigiCities,  Inc.,  a  California  corporation
("DigiCities").

                                   DEFINITIONS

        In this Agreement, unless the context otherwise requires:

        (a) "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

        (b) "AmeriCom Subsidiary" shall mean all such Persons required to be disclosed in Schedule 3.2(b) pursuant to Section 3.2(b).

        (c) "CACC" means the California Corporation Code.

        (d) "Closing Date" means November 15, 1999, or such later date on or before the Termination Date as the parties may agree to in writing.

        (e) "Contract" shall mean all existing written and oral material agreements and commitments, including, without limitation, all employment and consulting contracts, union contracts, distributorship agreements, agreements with suppliers and customers (except purchase or sale orders entered into in the ordinary course of business involving the purchase or sale of goods or services for not more than Ten Thousand Dollars ($10,000.00) and for a term of not more than twelve (12) months), leases, licenses, employee benefit plans, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale, repurchase or transfer of capital stock, bonds or other securities, power of attorney, and any contract which involves a payment by DigiCities of more than Ten Thousand Dollars ($10,000.00) or has a term or requires performance over a period of more than ninety (90) days.

        (f) "Dissenting Shares" shall have the meaning set forth in Section 1300 of the California Corporation Code.

        (g) "Effective Time" shall mean the date on which a certificate of merger and the Amended and Restated Certificate of Incorporation of AmeriCom are filed in the office of the Secretary of State of the State of Delaware and/or the Secretary of State of the State of California.

        (h) "Exchange Act" means the Securities Exchange Act of 1934.

        (i) "Forum" shall mean any federal, national, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution systems, or arbitration panel.

        (j) "GDCL" shall mean the General Delaware Corporation Law.

        (k) "Government" shall mean any federal, national, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

        (l) "Laws" shall mean all federal, national, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, norms, ordinance, acts, codes, legislation, treaties, conventions, common law principles, judicial decisions and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect form time to time.

        (m) "Liability" shall mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

        (n)  "Order"  shall  mean  all  applicable  orders,  writs,   judgments,
injunctions, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

        (o) "Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government.

        (p) "Proprietary Rights" means (i) patents, applications for patents and patent rights; (ii) in each case, whether registered, unregistered or under pending registration, trademark rights, trade names, trade name rights, corporate names, business names, trade styles or dress, service marks and logos and other trade designations and copyrights; and (iii) all agreements relating to the technology, know-how or processes,

        (q) "SEC" means the Securities and Exchange Commission.

        (r) "Surviving Corporation" shall mean Americom USA, Inc.

        (s) "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including, without limitation, income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar Liabilities with respect thereto.

        (t) "Termination Date" has the meaning Section 9.2(i) specifies.

                              PRELIMINARY STATEMENT

        The parties to this Agreement have determined it is in their best long-term interests to effect a Plan of Reorganization pursuant to which:

        (a) DigiCities will merge into AmeriCom on the terms and subject to the conditions set forth herein;

        (b) Upon the Effective Time, (i) all issued and outstanding Common Shares of DigiCities shall be converted and exchanged for 3,500,014 shares of Class A Common Stock of AmeriCom pursuant to this Agreement and (ii) the continuing employees of DigiCities immediately after the Effective Time shall be allocated 1,500,000 shares of Class A Common Stock of AmeriCom under AmeriCom Stock Option Plan.

        (c) Upon the Effective Date, AmeriCom will be recapitalized by (i) converting its existing common stock into a Class A and Class B common stock and
(ii) each share of outstanding common stock of AmeriCom shall be converted and exchanged for one share of Class A Common Stock of AmeriCom pursuant to this Agreement.

        (d) The respective Boards of Directors of AmeriCom and DigiCities have approved the Merger and exchange, and declared advisable and in the best interests of their respective stockholders; and

        (e) The Merger transaction described in this Agreement is intended to be a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        (f) The recapitalization transaction described in this agreement is intended to be a tax-free reorganization within the meaning of Section 368 (a)
(1) (E) of the Code.

        NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   THE MERGER

        Section 1.1.  The Merger.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), DigiCities shall be merged with and into AmeriCom (the "Merger") in accordance with the GDCL and CACC, whereupon the separate legal existence of DigiCities shall cease, and AmeriCom shall continue as the surviving corporation (the "Surviving Corporation").

               (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth herein, AmeriCom and DigiCities will file a Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of California. The Merger shall become effective at such time as set forth in the Certificate of Merger ("Effective Time") or, if the Certificate of Merger does not specify another time, 8:00 a..m., Pacific Time, on the Effective Date.

               (c) The Merger shall have the effects set forth in GDCL and CACC.

               (d) The Merger is intended to be a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code and the regulations promulgated under Section 368 of the Code.

        Section 1.2. Closing. On or before the Closing Date, the parties hereto will take all actions necessary to (i) effect the Merger as required by GDCL and CACC; (ii) transmit for filing of the Certificate of Merger with the Secretary of State of Delaware and the Secretary of State of California; (iii) satisfy the conditions set forth in Article VI; and (iv) accomplish all transactions this Agreement contemplates, as the case may be (all those actions collectively being the "Closing"). The Closing will take place at the office of Bartel Eng Linn & Schroder in Sacramento, California, at 10:00 a.m., Pacific Time, on the Closing Date, or at such other time and place as the parties may agree to in writing.

        Section 1.3. Certificate. The Certificate of Incorporation of AmeriCom, after giving effect to amendment to AmeriCom's Certificate of Incorporation as specified in Section 1.1(a) and in effect on the Effective Time of the Merger will become the Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time of the Merger, said Certificate of Incorporation, as it may be amended from time to time as provided by law, will be, and may be separately certified as, the Certificate of Incorporation of the Surviving Corporation.

        Section 1.4. Bylaws. The Bylaws of AmeriCom in effect on the Effective Time of the Merger will be the Bylaws of the Surviving Corporation until they are thereafter duly altered, amended, or repealed.

        Section 1.5. Directors. The directors of AmeriCom immediately prior to the Effective Time of the Merger will be the directors of the Surviving Corporation. They will hold office until their successors have been elected and qualified.


        Section 1.6. Officers. The initial officers of the Surviving Corporation shall be as Schedule 1.6 sets forth, and each of these persons will serve in each office Schedule 1.6 specifies for that person, subject to the provisions of the articles of the Surviving Corporation, until that person's successor is duly elected to, and, if necessary, qualified for that office.

                                   ARTICLE II
                                RECAPITALIZATION

        Section 2.1.  The Recapitalization.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, all of the currently outstanding shares of AmeriCom Common Stock shall be converted and exchanged (the "Recapitalization") in accordance with the GDCL and CACC, whereupon (i) the Certificate of Incorporation of AmeriCom will be amended to change AmeriCom's authorized capital stock to 120,000,000 of which 99,000,000 shares shall be designated Class A Common Stock, $.0001 par value, 1,000,000 shares shall be designated as Class B Common Stock, $.0001 par value, and 20,000,000 shares shall be designated Preferred Stock, $.0001 par value and (ii) the Class A Common Stock shall have all of the rights, preferences and privileges granted to common stock under the GDCL while the Class B Common Stock and Preferred Stock shall have such rights, preferences and privileges and be issued in such numbers as AmeriCom's Board of Directors may determine from time to time;

               (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the recapitalizations set forth herein, AmeriCom will file an Amended and Restated Certificate of Incorporation with the Secretary of the State of Delaware. The Recapitalization shall become effective at such time as set forth in the Amended and Restated Certificate of Incorporation.

               (c) The Recapitalization shall have the effects as provided in the GDCL and Section 2115 of the CACC.

               (d)  The   Recapitalization   is   intended   to  be  a  tax-free
reorganization pursuant to Section 368(a)(1)(E) of the Code and the regulations promulgated under Section 368 of the Code.

        Section 2.2. Closing. On or before the Closing Date, the parties hereto shall take all actions to (i) affect the recapitalization as required by the GDCL and CACC; (ii) transmit for filing the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware; (iii) satisfying the conditions set forth in Article VI; and (iv) accomplish all transactions this Agreement contemplates, as the case may be (all those actions collectively being the "Closing"). The Closing will take place at the office of Bartel Eng Linn & Schroder in Sacramento, California, at 10:00 a.m. Pacific Time, on the Closing Date, or at such other time and place as the parties may agree to in writing.

                                  ARTICLE III.
                                   CONVERSION

        Section 3.1. Effect of the Merger and Recapitalization on Capital Stock. As of the Effective Time, as a result of the Merger and Recapitalization and without any action on the part of any holder thereof:

               (a) All of the shares of DigiCities Common Stock issued and outstanding immediately before the Effective Time, will by virtue of the Merger and without action on the part of the shareholder, be converted into and become the right to receive 3,500,014 shares of Class A Common Stock, $.0001 par value, of the Surviving Corporation.

               (b) All of the shares of AmeriCom Common Stock issued and outstanding immediately before the Effective Time, will by virtue of the Recapitalization and without action on the part of the shareholders, be converted into and become the right to receive a like number of shares of AmeriCom's Class A Common Stock, $.0001 par value.

        Section 3.2.  Delivery and Exchange.

               (a) After the Effective Time, the shareholders of DigiCities, upon surrender of their stock certificates to AmeriCom (or any agent that AmeriCom may appoint for purpose of this Section 3.2) shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of AmeriCom Class A Common Stock as set forth in the allocation schedule attached hereto as Schedule 3.2(a). No certificates or scrip for fractional shares of AmeriCom's Common Stock have been or will be issued. Until surrendered and exchanged, each DigiCities share certificate shall, after the Effective Time, be deemed for all corporate purposes to represent only the right to receive the same number of shares of AmeriCom Class A Common Stock into which the DigiCities's Common Stock shall have been converted pursuant to the Merger.

               (b) After the Effective Time, each holder of AmeriCom's Common Stock certificates, upon surrender thereof to AmeriCom (or any agent that AmeriCom may appoint for purpose of this Section 3.2) shall be entitled to receive in exchange therefor a certificate or certificates representing the same number of shares of AmeriCom Class A Common Stock. No certificates or scrip for fractional shares of AmeriCom's Common Stock have been or will be issued. Until surrendered and exchanged, each AmeriCom share certificate shall, after the Effective Time, be deemed for all corporate purposes to represent only the right to receive the same number of shares of AmeriCom Class A Common Stock into which the AmeriCom's Common Stock shall have been converted pursuant to the Merger.

               (c) As of the Effective Time, no transfer of the shares of AmeriCom Common Stock or DigiCities Common Stock outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, AmeriCom or DigiCities stock certificates are presented to AmeriCom or the Surviving Corporation, they shall be exchanged pursuant to Section 3.2(a) or 3.2 (b) above.

        Section 3.3.  Stock Options.

               (a) As soon as practicable following the date of this Agreement but before the Closing Date, the Board of Directors of AmeriCom shall adopt such resolutions or take such other actions as may be required to effect the following:

                      (i) As soon as practicable after the Effective Time, AmeriCom shall allocate and grant up to 1,500,000 shares AmeriCom Class A Common Stock under the AmeriCom Stock Option Plan to the prior existing employees of DigiCities immediate prior to the Effective Time provided that they remained employees of AmeriCom after the Effective Time, under a 3 year vesting schedule and in accordance with the direction to be provided by DigiCities prior to the Effective Time; and

                      (ii) Make such other changes to the AmeriCom Option Plan as it deems appropriate to give effect to the Merger.

               (b) Prior to the Closing, AmeriCom shall seek consent from each of its stock option holders agreeing to convert his/her AmeriCom Stock Options into stock options exercisable into Class A Common Stock of AmeriCom.

               (c) As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the holders of AmeriCom Stock Options appropriate notices setting forth such holders' rights pursuant to the AmeriCom Option Plan and the agreements evidencing the grants of such AmeriCom Stock Options shall continue in effect on the same terms and conditions.

               (d) The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Corporation's Class A Common Stock for delivery on exercise of AmeriCom Stock Options outstanding in accordance with this Section 3.2.

                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF AMERICOM

        AmeriCom represents and warrants to, and agrees with, DigiCities that all the following representations and warranties in this Article IV are as of the date of this Agreement, and will be, as amended or supplemented pursuant to
Section 6.3 on the Closing Date, true and correct:


        Section 4.1.  Organization, Authority and Qualification.

               (a) AmeriCom is duly organized, validly existing, and in good standing under the laws of Delaware, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. AmeriCom is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 4.1, and, except as set forth in Schedule 4.1, neither the ownership of its property nor the conduct of its business requires it to be qualified to do business in any other jurisdiction.

               (b) AmeriCom's Board of Directors has authorized the execution of this Agreement, and AmeriCom has the corporate power and is duly authorized to have DigiCities merge into AmeriCom pursuant to this Agreement.

        Section 4.2.  Ownership of Shares; Subsidiaries.

               (a) Prior to the Effective Time, AmeriCom's authorized capital stock consists of 100,000,000 shares of Common Stock, $0.0001 par value, of which 36,759,609 shares are issued and outstanding and 20,000,000 shares of Preferred Stock, $0.0001 par value, of which no shares are issued and outstanding. Except as set forth in Schedule 4.2(a), all issued and outstanding shares have been validly issued in full compliance with all federal and state securities laws, are fully paid and nonassessable, and have voting rights. Except as set forth in Schedule 4.2(a), there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating AmeriCom to issue or to transfer from treasury any additional shares of its capital stock of any class.

               (b) AmeriCom does not own or have an interest, direct or indirect, or any commitment to purchase or otherwise acquire, any capital stock or other equity interest, direct or indirect, in any other Person, except as set forth in Schedule 4.2(b). All such interests so set forth are owned of record and beneficially by AmeriCom as set forth in Schedule 4.2(b) and are duly authorized, validly issued, fully paid and nonassessable, and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws.

        Section 4.3. Financial Statement, Financial Condition. The balance sheet of AmeriCom as of June 30, 1999 ("AmeriCom Current Balance Sheet ") and the related statement of profits and losses through June 30, 1999 and for the last two (2) fiscal years then ended, prepared by AmeriCom, copies of which have been delivered by AmeriCom to DigiCities, fairly present the financial position of AmeriCom as of that date and the results of operations for June 30, 1999, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding years.

        Section 4.4. Accounts Receivable. Except as set forth in Schedule 4.4, all notes and accounts receivable shown on the AmeriCom Current Balance Sheet and all such receivables now held by AmeriCom are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the AmeriCom Current Balance Sheet or otherwise set forth in Schedule 4.4. With respect to notes and accounts receivable arising after the AmeriCom Balance Sheet Date and now outstanding, (except for a percentage thereof equal to the percentage which has been historically reserved against receivable amounts on the AmeriCom Current Balance Sheet or in Schedule 4.4 for bad debts) constitutes valid and collectible obligations on such AmeriCom Current Balance Sheet.

        Section 4.5.  Interest in  AmeriCom's  Property.  Except as set forth in
Schedule 4.5, no officer, director, or shareholder of AmeriCom or any AmeriCom Subsidiary has any interest in any property, real or personal, tangible or intangible, including copyrights, trademarks, or trade names, used in or pertaining to the business of AmeriCom or any AmeriCom Subsidiary.

        Section 4.6. Real Property. AmeriCom has good title to all of the real property reflected in the AmeriCom Current Balance Sheet as owned by AmeriCom, free and clear from all defects and liens, except as may be set forth in the notes to the AmeriCom Current Balance Sheet or in Schedule 4.6. Schedule 4.6 lists all real property, whether owned or not owned by AmeriCom, listing with respect to each parcel the street address and the owner or lessor.

        Section 4.7.  Intellectual Property.

               (a) Schedule 4.7 attached hereto lists and contains a description of:

                      (i) All patents, patent applications and registrations, trade marks, trade mark applications and registrations, copyrights, copyright applications and registrations, trade names and industrial designs, domestic or foreign, owned or used by AmeriCom or relating to the operation of the Business;

                      (ii) All trade secrets, know-how, inventions and other intellectual property owned or used by AmeriCom or relating to the Business; and

                      (iii) All proprietary computer systems, software and application software, owned or used by AmeriCom or relating to the Business,

(all of the foregoing being collectively called the "Intellectual Property").

               (b) AmeriCom has good and valid title to all of the Intellectual Property, free and clear of any and all Encumbrances, except in the case of any Intellectual Property licensed to AmeriCom as disclosed in Schedule 4.7. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to AmeriCom have been provided to the Purchaser. No royalty or other fee is required to be paid by AmeriCom to any other person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to the Purchaser. Except as indicated in Schedule 4.7, AmeriCom has the exclusive right to use all of the Intellectual Property and has not granted any license or other rights to any other person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by AmeriCom to any other person have been provided to the Purchaser.

               (c) Except as disclosed in Schedule 4.7, there are no restrictions on the ability of AmeriCom or any successor to or assignee from AmeriCom to use and exploit all rights in the Intellectual Property. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of such applications. Each of the trade marks and trade names included in the Intellectual Property is in use. None of the rights of AmeriCom in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this agreement.

               (d) The conduct of the Business and the use of the Intellectual Property does not infringe, and AmeriCom has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or proprietary right of any other person.

        Section 4.8.  Absence of Specific Changes.  Except as set forth in
Schedule 4.8, since the AmeriCom Balance Sheet Date there has not been:

               (a) Any change in the business, personnel, results of operations, assets, financial condition, or manner of conducting the business of AmeriCom or any AmeriCom Subsidiary other than changes in the ordinary course of business, none of which has had an adverse effect on the business, results of operations, assets, financial condition, or prospects of AmeriCom or any AmeriCom Subsidiary;

               (b) Any damage, destruction, or loss (whether or not covered by insurance) adversely affecting any aspect of the business or operations of AmeriCom or any AmeriCom Subsidiary;

               (c) Any direct or indirect redemption or other acquisition by AmeriCom of any of AmeriCom's shares of capital stock of any class, or any declaration, setting aside, or payment of any dividend or other distribution of AmeriCom's capital stock of any class;

               (d) Any increase in the compensation payable or to become payable by AmeriCom or any AmeriCom Subsidiary to any of its officers, employees, or agents, other than the normal increases granted in the ordinary course of business;

               (e) Any option to purchase or other right to acquire stock of any class of AmeriCom or any AmeriCom Subsidiary granted by AmeriCom or any AmeriCom Subsidiary to any Person (other than as specified in Schedule 4.2(a) above);

               (f) Any employment, bonus, or deferred compensation agreement entered into between AmeriCom or any AmeriCom Subsidiary and any of its directors, officers, or other employees or consultants;

               (g) Any issuance of capital stock of any class by AmeriCom or any AmeriCom Subsidiary;

               (h) Any indebtedness incurred by AmeriCom or any AmeriCom Subsidiary for borrowed money or any commitment to borrow money entered into by AmeriCom or any guaranty given by AmeriCom;

               (i) Any amendment to AmeriCom's Certificate of Incorporation or Bylaws;

               (j) Any delayed or postponed payment of any accounts payable or other Liabilities outside the ordinary course of business; or

               (k) Any discontinued or determined to be discontinued selling of any products or services offered by AmeriCom, the sales of which have been material to AmeriCom.

        Section 4.9. Permit, Licenses, and Franchises. AmeriCom and each AmeriCom Subsidiary have obtained all necessary permits, licenses, franchises, and other authorizations and have complied with all laws applicable to the conduct of their business in the manner and in the areas in which business is presently being conducted; and all such permits, licenses, franchises, and authorizations are valid and in full force and effect. Neither AmeriCom nor any AmeriCom Subsidiary has engaged in any activity that would cause revocation or suspension of any such permits, licenses, franchises, or authorizations; no action or proceeding contemplating the revocation or suspension of any of them is pending or threatened; and no approvals or authorizations will be required after the consummation of the Merger to permit AmeriCom to continue its business as presently conducted.

        Section 4.10. Judgments, Decrees, or Orders Restraining Business. Neither AmeriCom nor any AmeriCom Subsidiary is a party to or subject to any judgment, decree, or Order entered in any suit or proceeding brought by any governmental agency or by any other Person, enjoining AmeriCom or any AmeriCom Subsidiary with respect to any business practice, the acquisition of any property, or the conduct of business in any area.

        Section 4.11. Insurance. During each of the past two (2) fiscal years, AmeriCom and each AmeriCom Subsidiary have been adequately insured by financially sound and reputable insurers with respect to risks normally insured against and in amounts normally carried by companies similarly situated; all such policies are in full force and effect; all premiums due on such policies have been fully paid; and no notice of cancellation or termination has been received with respect to any policy.

        Section 4.12. Environmental Compliance; Hazardous Materials. AmeriCom and each AmeriCom Subsidiary have complied in all material respects with, and have not been cited for any violation of, federal, state, and local environmental protection laws and regulations; and no material capital expenditures will be required for compliance with any federal, state, or local laws or regulations now in force relating to the protection of the environment. As used in this paragraph, "Hazardous Material" means any hazardous or toxic substance, material, or waste that is regulated by any federal authority or by any state or local authority where the substance, material, or waste is located. There are no underground storage tanks located on the real property described in
Schedule 4.6 in which any Hazardous Material has been or is being stored, nor has there been any spill, disposal, discharge, or release of any Hazardous Material into, upon, or over that real property or into or upon ground or surface water on that real property. There are no asbestos containing materials incorporated into the buildings or interior improvements that are part of that real property or into other assets of AmeriCom or any AmeriCom Subsidiary, nor is there any electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCBs on that real property.

        Section 4.14. No Violation of Other Instruments. The execution and delivery of this Agreement do not, and the consummation of the Merger will not,
(i) violate any provision of AmeriCom's  Certificate of Incorporation or Bylaws;
(ii) violate any provision of, result in the acceleration of any obligation under, or result in the imposition of any lien or encumbrance on any asset of AmeriCom pursuant to the terms of any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree; (iii) result in the termination of any license, franchise, lease, or permit to which AmeriCom is a party or by which AmeriCom is bound; or (iv) violate or conflict with any other restriction of any kind or character to which AmeriCom is subject. AmeriCom's Board of Directors will take all actions required by law or by AmeriCom's Certificate of Incorporation or Bylaws, or otherwise required or necessary to authorize the execution and delivery of this Agreement and to authorize the merger of AmeriCom with and into DigiCities pursuant to this Agreement.

        Section 4.14. Contracts.

               (a) Except as set forth in Schedule 4.14, all AmeriCom Contracts have been entered into in the ordinary course of AmeriCom's business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the Effective Time. Except as set forth in Schedule 4.14, no AmeriCom Contract is likely to result in a loss to AmeriCom upon completion of the performance, and all AmeriCom Contracts can be fulfilled or performed by the AmeriCom in accordance with their respective terms without undue or unusual expenditures of money or effort. All AmeriCom Contracts are listed on Schedule 4.14, and true, correct and complete copies of all AmeriCom Contracts have been delivered to DigiCities.

               (b) There are no existing material defaults, events of default or events which, with the giving of notice or lapse of time, or both, would constitute a material default by AmeriCom under any AmeriCom Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any AmeriCom Contract.

               (c) To AmeriCom's knowledge, neither this Agreement, the Closing nor the relationship between AmeriCom and DigiCities has caused or is likely to cause the termination, redetermination, or renegotiation of any AmeriCom Contract.

        Section 4.15. Litigation. Except as set forth in Schedule 4.15, no Action is pending or, to the knowledge of AmeriCom, threatened against, by or affecting AmeriCom or any AmeriCom Subsidiary.

        Section 4.16. Taxes. Except as set forth in Schedule 4.16, AmeriCom has duly and timely filed all federal, state, municipal, local and foreign, if any, tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "Returns") with respect to all Taxes (including, without limitation, consolidated or combined Returns of some or all of AmeriCom and any AmeriCom Subsidiary); all such Returns and reports show the correct and proper amount due; and the Taxes shown on all Returns and reports and all tax assessments received by AmeriCom or any AmeriCom Subsidiary have been paid to the extent that such Taxes or estimates are due. AmeriCom has previously provided to DigiCities true, correct and complete copies of all Returns filed with respect to the two (2) tax years preceding the date hereof. Except as set forth in
Schedule 4.15, all Taxes imposed on AmeriCom and any AmeriCom Subsidiary by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by AmeriCom for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of AmeriCom, and such reserves will be adequate to pay all Taxes of AmeriCom for all periods through the Closing. There is not now any proposed assessment against AmeriCom or any AmeriCom Subsidiary of additional Taxes of any kind. AmeriCom is not a party to any tax sharing or tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of the AmeriCom raised by a Government in writing.

        Section 4.17. Employee Benefit Matters. Except as set forth in Schedule 4.17, neither AmeriCom nor any AmeriCom Subsidiary (i) has established or contributed to any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, (ii) maintains or has maintained, is or was a party to, and otherwise participates and has participated in, on its own behalf or on behalf of any former employees, any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, or
(iii) has any obligation to, or customary arrangement with, former employees, if any, for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.

        Section 4.18. AmeriCom Reporting Requirements. The AmeriCom Common Stock is registered under Section 12 of the Exchange Act and AmeriCom is subject to the periodic reporting requirements of Section 13 of the Exchange Act. AmeriCom, is and has been for the last 12 months, current in all filings required to be made with the SEC. AmeriCom has heretofore provided DigiCities copies of all forms, reports and other documents filed by it under the Exchange Act since January 1, 1999.

        Section 4.19. Disclosure. No representation or warranty by AmeriCom in this Agreement and no statement by AmeriCom or any AmeriCom Subsidiary, by any executive officer or other person or contained in any document, certificate, or other writing furnished by or on behalf of AmeriCom to DigiCities in connection with this transaction, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make it not misleading or to fully provide the information required to be provided in the document, certificate, or other writing.

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF DIGICITIES

        DigiCities represents and warrants to, and agrees with, AmeriCom that all the following representations and warranties in this Article IV are as of the date of this Agreement, and will be, as amended or supplemented pursuant to
Section 7.1 on the Closing Date, true and correct:

        Section 5.1.  Organization, Authority and Qualification.

               (a) DigiCities is duly organized, validly existing, and in good standing under the laws of California, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. DigiCities is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 5.1, and, except as set forth in Schedule 5.1, neither the ownership of its property nor the conduct of its business requires it to be qualified to do business in any other jurisdiction.

               (b) DigiCities's Board of Directors has authorized the execution of this Agreement, and DigiCities has the corporate power and is duly authorized, subject to the approval of this Agreement by its shareholders, to merge DigiCities into AmeriCom pursuant to this Agreement.


        Section 5.2.  Ownership of Shares; Subsidiaries.


               (a) DigiCities's authorized capital stock consists of 100,000 shares of Common Stock, no par value, of which 94,305 shares are issued and outstanding. Except as set forth in

Schedule 5.2, all issued and outstanding shares have been validly issued in full compliance with all federal and state securities laws, are fully paid and nonassessable, and have voting rights. Except as set forth in Schedule 5.2, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating DigiCities to issue any additional shares of its Common Stock.

               (b) DigiCities does not have any subsidiary.

        Section 5.3. Financial Statement, Financial Condition. The compilation balance sheet of DigiCities as of June 30, 1999 ("DigiCities Current Balance Sheet ") and the related statement of profits and losses through June 30, 1999 and the audited financial statements of DigiCities for the last two (2) fiscal years ended December 31, 1998 and 1997, copies of which have been delivered by DigiCities to AmeriCom, fairly present the financial position of DigiCities as of June 30, 1999 and the results of operations for those years, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding years.

        Section 5.4. Title of Properties. Except as set forth in Schedule 5.4, and except for the lien for any current taxes or assessments not yet delinquent, DigiCities owns free and clear of any liens, claims, charges, options, or encumbrances all the property reflected on its books at the DigiCities Current Balance Sheet dated June 30, 1999 ("DigiCities Balance Sheet Date") and all property acquired since that date, except such property as has been disposed of in the ordinary course of business consistent with prior practices of DigiCities or with AmeriCom's written consent. For purposes of this Section 5.4, a disposition of any single asset (other than inventories) carried on the books of DigiCities at more than $10,000 will be considered to be a disposition not in the ordinary course of business.

        Section 5.5. Inventory. The inventories of DigiCities reflected on the DigiCities Current Balance Sheet, as well as all inventory items acquired since the DigiCities Balance Sheet Date that are now the property of DigiCities, consist of raw materials, supplies, work in process, and finished goods, of such quality and in such quantities as are being used and will be usable or are being sold and will be salable in the ordinary course of the business of DigiCities. These inventories exclude scrap, slow moving items, and obsolete items, and are valued at the lower of cost or market value, determined in accordance with generally accepted accounting principles consistently applied. Since the
DigiCities Balance Sheet Date, DigiCities has continued to replenish these inventories in a normal and customary manner consistent with prudent practice prevailing in the business.

        Section 5.6. Accounts Receivable. Except as set forth in Schedule 5.6, all notes and accounts receivable shown on the DigiCities Current Balance Sheet and all such receivables now held by DigiCities are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the DigiCities Current Balance Sheet or otherwise set forth in Schedule 5.6. With respect to notes and accounts receivable arising after the DigiCities Balance Sheet Date and now outstanding, (except for a percentage thereof equal to the percentage which has been historically reserved against receivable amounts on the DigiCities Current Balance Sheet or in Schedule 5.6 for bad debts) constitutes valid and collectible obligations on such DigiCities Current Balance Sheet. DigiCities currently factors its accounts receivable in the ordinary course of business.

        Section 5.7. Interest in DigiCities's  Property.  Except as set forth in
Schedule 5.7, no officer, director, or shareholder of DigiCities has any interest in any property, real or personal, tangible or intangible, including copyrights, trademarks, or trade names, used in or pertaining to the business of DigiCities.

        Section 5.8. Real Property. DigiCities has good title to all of the real property reflected in the DigiCities Current Balance Sheet as owned by DigiCities, free and clear from all defects and liens, except as may be set forth in the notes to the DigiCities Current Balance Sheet or in Schedule 5.8.
Schedule 5.8 lists all real property, whether owned or not owned by DigiCities, listing with respect to each parcel the street address and the owner or lessor.

        Section 5.9.  Intellectual Property.

               (a) Schedule 5.9 attached hereto lists and contains a description of:

                      (i) All patents, patent applications and registrations, trade marks, trade mark applications and registrations, copyrights, copyright applications and registrations, trade names and industrial designs, domestic or foreign, owned or used by DigiCities or relating to the operation of the Business;

                      (ii) All trade secrets, know-how, inventions and other intellectual property owned or used by DigiCities or relating to the Business; and

                      (iii) All proprietary computer systems, software and application software, owned or used by DigiCities or relating to the Business,

(all of the foregoing being collectively called the "Intellectual Property").

               (b) DigiCities has good and valid title to all of the Intellectual Property, free and clear of any and all Encumbrances, except in the case of any Intellectual Property licensed to DigiCities as disclosed in
Schedule 5.9. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to DigiCities have been provided to the Purchaser. No royalty or other fee is required to be paid by DigiCities to any other person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to the Purchaser. Except as indicated in Schedule 5.9, DigiCities has the exclusive right to use all of the Intellectual Property and has not granted any license or other rights to any other person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by DigiCities to any other person have been provided to the Purchaser.

               (c) Except as disclosed in Schedule 5.9, there are no restrictions on the ability of DigiCities or any successor to or assignee from DigiCities to use and exploit all rights in the Intellectual Property. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of such applications. Each of the trade marks and trade names included in the Intellectual Property is in use. None of the rights of DigiCities in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this agreement.

               (d) The conduct of the Business and the use of the Intellectual Property does not infringe, and DigiCities has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or proprietary right of any other person.

        Section 5.10. Absence of Undisclosed Liabilities. Except as set forth in Schedule 5.10, there are no Liabilities of DigiCities other than the following:

               (a) Liabilities disclosed or provided for in the DigiCities Current Balance Sheet, including the notes to the DigiCities Current Balance Sheet; or

               (b) Liabilities incurred in the ordinary course of business since June 30, 1999, none of which has been adverse to the business of DigiCities, and none of which is attributable to any period before the DigiCities Current Balance Sheet.

        Section 5.11. Absence of Specific Changes. Since the DigiCities Current Balance Sheet there has not been:

               (a) Any change in the business, personnel, results of operations, assets, financial condition, or manner of conducting the business of DigiCities other than changes in the ordinary course of business, none of which has had an adverse effect on the business, results of operations, assets, financial condition, or prospects of DigiCities;

               (b) Any damage, destruction, or loss (whether or not covered by insurance) adversely affecting any aspect of the business or operations of DigiCities;

               (c) Any direct or indirect redemption or other acquisition by DigiCities of any of DigiCities' shares of capital stock of any class, or any declaration, setting aside, or payment of any dividend or other distribution of DigiCities' capital stock of any class;

               (d) Any option to purchase, or other right to acquire stock of any class of DigiCities granted by DigiCities to any Person (other than as specified in Schedule 5.2 above);

               (e) Any issuance of capital stock of any class by DigiCities;

               (f) Any indebtedness incurred by DigiCities for borrowed money or any commitment to borrow money entered into by DigiCities or any guaranty given by DigiCities;

               (g) Any amendment to DigiCities' Articles of Incorporation or Bylaws or

               (h) Any delayed or postponed payment of any accounts payable or other Liabilities outside the ordinary course of business.

        Section 5.12. Permit, Licenses, and Franchises. DigiCities has obtained all necessary permits, licenses, franchises, and other authorizations and has complied with all laws applicable to the conduct of their business in the manner and in the areas in which business is presently being conducted; and all such permits, licenses, franchises, and authorizations are valid and in full force and effect. DigiCities has not engaged in any activity that would cause revocation or suspension of any such permits, licenses, franchises, or authorizations; no action or proceeding contemplating the revocation or suspension of any of them is pending or threatened; and no approvals or authorizations will be required after the consummation of the Merger to permit DigiCities to continue its business as presently conducted.

        Section 5.13. Judgments, Decrees, or Orders Restraining Business. DigiCities is not a party to or subject to any judgment, decree, or Order entered in any suit or proceeding brought by any governmental agency or by any other Person, enjoining DigiCities with respect to any business practice, the acquisition of any property, or the conduct of business in any area.

        Section 5.14. Environmental Compliance; Hazardous Materials. DigiCities has complied in all material respects with, and have not been cited for any violation of, federal, state, and local environmental protection laws and regulations; and no material capital expenditures will be required for compliance with any federal, state, or local laws or regulations now in force relating to the protection of the environment. As used in this paragraph, "Hazardous Material" means any hazardous or toxic substance, material, or waste that is regulated by any federal authority or by any state or local authority where the substance, material, or waste is located. There are no underground storage tanks located on the real property described in Schedule 5.8 in which any Hazardous Material has been or is being stored, nor has there been any spill, disposal, discharge, or release of any Hazardous Material into, upon, or over that real property or into or upon ground or surface water on that real property. There are no asbestos containing materials incorporated into the buildings or interior improvements that are part of that real property or into other assets of DigiCities, nor is there any electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCBs on that real property.

        Section 5.15. No Violation of Other Instruments. The execution and delivery of this Agreement do not, and the consummation of the Merger will not,
(i) violate any provision of DigiCities'  Articles of  Incorporation  or Bylaws;
(ii) violate any provision of, result in the acceleration of any obligation under, or result in the imposition of any lien or encumbrance on any asset of DigiCities pursuant to the terms of any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree; (iii) result in the termination of any license, franchise, lease, or permit to which DigiCities is a party or by which DigiCities is bound; or (iv) violate or conflict with any other restriction of any kind or character to which DigiCities is subject. DigiCities' Board of Directors will take all actions required by law, or by DigiCities' Articles of Incorporation or Bylaws, or otherwise required or necessary to authorize the execution and delivery of this Agreement and to authorize the merger of DigiCities with and into AmeriCom pursuant to this Agreement.

        Section 5.16. Contracts.

               (a) Schedule 5.16 sets forth all DigiCities Contracts which have been entered into in the ordinary course of DigiCities' business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the Effective Time. Except as set forth in Schedule 5.16, no DigiCities Contract is likely to result in a loss to DigiCities upon completion of the performance, and all DigiCities Contracts can be fulfilled or performed by the DigiCities in accordance with their respective terms without undue or unusual expenditures of money or effort. All DigiCities Contracts are listed on
Schedule 5.16, and true, correct and complete copies of all DigiCities Contracts have been delivered to AmeriCom.

               (b) There are no existing material defaults, events of default or events which, with the giving of notice or lapse of time, or both, would constitute a material default by DigiCities under any DigiCities Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any DigiCities Contract.

               (c) To DigiCities' knowledge, neither this Agreement, the Merger nor the relationship between DigiCities and AmeriCom has caused or is likely to cause the termination, redetermination, or renegotiation of any DigiCities Contract except the Agreement between AmeriCom and DigiCities dated August 3, 1999 which will be terminated and superseded by this Agreement.

        Section 5.17. Litigation. Except as set forth in Schedule 5.17, no Action is pending or, to the knowledge of DigiCities, threatened against, by or affecting DigiCities.

        Section 5.18. Taxes. Except as set forth in Schedule 5.18, DigiCities has duly and timely filed all federal, state, municipal, local and foreign, if any, tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "Returns") with respect to all Taxes; all such Returns and reports show the correct and proper amount due; and the Taxes shown on all Returns and reports and all tax assessments received by DigiCities has been paid to the extent that such Taxes or estimates are due. DigiCities has previously provided to AmeriCom true, correct and complete copies of all Returns filed with respect to the two (2) tax years preceding the date hereof. Except as set forth in
Schedule 5.18, all Taxes imposed on DigiCities by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by DigiCities for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of DigiCities, and such reserves will be adequate to pay all Taxes of DigiCities for all periods through the Closing. There is not now any proposed assessment against DigiCities of additional Taxes of any kind. DigiCities is not a party to any tax sharing or tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of the DigiCities raised by a Government in writing.

        Section 5.19. Employee Benefit Matters. DigiCities (i) has not established or contributed to any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, (ii) has not maintain or maintained, is or was a party to, and otherwise participates and has participated in, on its own behalf or on behalf of any former employees, any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, or (iii) has no obligation to, or customary arrangement with, former employees, if any, for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.

        Section 5.20. Reporting Requirements. The DigiCities Common Stock has not been registered under Section 12 of the Exchange Act and DigiCities is not subject to the periodic reporting requirements of Section 15(d) of the Exchange Act.

        Section 5.21. Records The stock ledgers and stock transfer books and the minutes records of DigiCities relating to all issuances and transfers of stock by DigiCities, and all proceedings of the stockholders, the Board of Directors, and the committees hereof of DigiCities since its incorporation made available to AmeriCom are accurate stock ledgers and stock transfer books (as provided by the transfer agent) and minute book records of DigiCities or exact copies thereof. The corporate minute books of DigiCities are complete and each of the minutes contained therein accurately reflect the actions that were taken at the duly called and held meeting or by consent without a meeting. All actions by DigiCities which required director or stockholder approval are reflected in the corporate minute books of DigiCities. DigiCities is not in violation or breach of, or in default with respect to, any terms of its respective certificates of incorporation (or other charter documents) or bylaws.

        Section 5.22. Labor Disputes. No work stoppage or other labor dispute with respect to DigiCities is pending or threatened, and no application for certification of a collective bargaining agent is pending or threatened.

        Section 5.23. Insurance. During each of the past two (2) fiscal years, DigiCities has been adequately insured by financially sound and reputable insurers with respect to risks normally insured against and in amounts normally carried by companies similarly situated; all such policies are in full force and effect; all premiums due on such policies have been fully paid; and no notice of cancellation or termination has been received with respect to any policy.

        Section 5.24. Shareholder Relations. DigiCities is not aware of any actions or threatened action by any shareholder(s) against DigiCities or any officers or directors thereof. DigiCities believes its shareholder relations are good.

        Section 5.25. Disclosure. No representation or warranty by DigiCities in this Agreement and no statement by DigiCities, by any executive officer or other person or contained in any document, certificate, or other writing furnished by or on behalf of DigiCities to AmeriCom to in connection with this transaction, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make it not misleading or to fully provide the information required to be provided in the document, certificate, or other writing.

                                   ARTICLE VI.
                                    COVENANTS

        Section 6.1 Covenants of DigiCities.

        DigiCities hereby covenants to AmeriCom as follows:

               (a) Until the Effective Time, DigiCities will immediately advise AmeriCom in a detailed written notice of any fact or occurrence of any pending or threatened occurrence of which DigiCities obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or which, if existing and known at any time prior to or at the Effective Time, would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence.

               (b) Before DigiCities releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, DigiCities shall notify AmeriCom, shall furnish drafts of all documents or proposed oral statements to AmeriCom for comment, and shall not release any such information without the consent of AmeriCom, which consent shall not be unseasonably withheld. Nothing contained herein shall prevent DigiCities from releasing any information if required to do so by law.

               (c) Until the Effective Time, no amendment will be made in the Articles of Incorporation or Bylaws of DigiCities.

               (d) Until the Effective Time, no share of capital stock of DigiCities, option or warrant for any such share, right to subscribe for or purchase any such share, or security convertible into or exchangeable for any such share shall be issued or sold by DigiCities except with notice to and the consent of AmeriCom.

               (e) Until the Effective Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared paid, or effected by DigiCities in respect of the outstanding shares of DigiCities Common Stock. Until the Effective Time, no direct or indirect redemption, purchase, or other acquisition shall be made by DigiCities of shares of DigiCities Common Stock.

               (f) Until the Effective Time, DigiCities shall not borrow money or otherwise incur any indebtedness, except in the ordinary course of business or with notice to and consent of AmeriCom.

               (g) Until the Closing Date, DigiCities will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of AmeriCom free and full access to the properties, books, and records of DigiCities, will permit them to make extracts from and copies of such books and records, and will from time to time furnish AmeriCom with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of DigiCities as AmeriCom from time to time may request. Until the Closing Date, DigiCities will cause the independent certified public accountants of DigiCities to make available to AmeriCom and its independent certified public accountants the work papers relating to the DigiCities financial statements prepared by them.

               (h) Until the Effective Time, DigiCities will conduct its affairs so that at the Effective Time, no representation or warranty of DigiCities will be inaccurate, no covenant or agreement of DigiCities will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of DigiCities. Until the Effective Time, DigiCities will conduct its affairs in all respects only in the ordinary course of business and will use its best efforts to preserve the business operations of DigiCities intact, to keep available services of its present personnel, to preserve in full force and effect the contracts, agreements instruments, leases, licenses, arrangements, and understandings of DigiCities and to preserve the good will of its suppliers, customers, and others having business relations with it.

               (i) DigiCities shall not make any agreement or reach any understanding not approved by AmeriCom as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

               (j) Prior to the Closing Date, DigiCities shall assist AmeriCom in the timely preparation and filing of all documents necessary to be filed with the California Secretary of State. DigiCities will comply with any applicable transfer tax statutes that require any such filing before the Effective Time.

               (k) DigiCities agrees to indemnify and hold harmless AmeriCom's officers, directors, employees, agents, and counsel, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control AmeriCom within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and, if the Merger is abandoned or terminated pursuant to Article VIII or otherwise except solely as a result of a breach of this Agreement by AmeriCom (the "AmeriCom Indemnitees"), against any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 6.1(k), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, in each case whether or not involving a third party) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any application or other document or communication executed by, or on behalf of, DigiCities filed with any governmental authority in connection with the Merger; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, DigiCities, or any DigiCities security holder, and (ii) any breach of any representation, warranty, covenant, or agreement of DigiCities contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability DigiCities may otherwise have, including liabilities arising under this Agreement.

        Section 6.2.  Covenants of AmeriCom.

               (a) Until the Effective Time, AmeriCom will comply with all disclosure requirements of Sections 13, 14 and 16 of the Exchange Act.

               (b) Before AmeriCom or any AmeriCom Subsidiary releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, AmeriCom and the AmeriCom Subsidiaries shall notify DigiCities, shall furnish drafts of all documents or proposed oral statements to DigiCities for comment, and shall not release any such information without the consent of DigiCities, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent AmeriCom from releasing any information if required to do so by law, or pursuant to Section 6.2(a).

               (c) Until the Effective Time, no amendment will be made in the Certificate of Incorporation or Bylaws of AmeriCom.

               (d) Until the Effective Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by AmeriCom in respect of the outstanding shares of AmeriCom Common Stock. Until the Effective Time, no direct or indirect redemption, purchase, or other acquisition shall be made by AmeriCom or any Subsidiary of shares of AmeriCom Common Stock.

               (e) Until the Closing Date, AmeriCom will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of DigiCities and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of AmeriCom and the Subsidiaries, and will permit them to make extracts from and copies of such books and records.

               (f) Until the Effective Time, AmeriCom and AmeriCom Subsidiaries will conduct their affairs so that at the Effective Time no representation or warranty of AmeriCom will be inaccurate, no covenant or agreement of AmeriCom will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of AmeriCom or any AmeriCom Subsidiary.

               (g) AmeriCom agrees to indemnify and hold harmless DigiCities' officers, directors, employees, agents, and counsel, in each case past or present, and each person, if any, who controls, controlled, or will control DigiCities within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and, if the Merger is abandoned or terminated pursuant to Article IX or otherwise solely as a result of a breach of this Agreement by AmeriCom (the "DigiCities Indemnitees"), against any and all losses, liabilities, claims, damages and expenses whatsoever (which shall include, for all purposes of this Section 6.2(g), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, in each case whether or not involving a third party) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any application or other document or communication decided by or on behalf of AmeriCom filed with any governmental authority in connection with the Merger; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, AmeriCom, any AmeriCom Subsidiary, or any AmeriCom security holder, or (ii) any breach of any representation, warranty, covenant, or agreement of AmeriCom contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability AmeriCom may otherwise have, including liabilities arising under this Agreement.

               (h) Prior to the Effective Time, neither AmeriCom nor any AmeriCom Subsidiary shall recapitalize or reclassify its respective outstanding capital stock or effect any stock dividend, stock split, or reverse stock split.

               (i) Prior to the Closing Date, AmeriCom shall prepare and file with the California Department of Corporations ("DOC") applications for a Fairness Hearing and reorganization permit.

AmeriCom shall use its best efforts to obtain a Fairness Order and limited offering qualification for the Merger.

        Section 6.3.  Post-Closing Covenants.

               (a) After the Effective Time, AmeriCom will use its best, commercially reasonable efforts to remove Joseph Jacobson as a guarantor of DigiCities debts and, if required, substitute AmeriCom as a substitute Guarantor to replace Mr. Jacobson.

               (b) After the Effective Time, AmeriCom will appoint Scott Carni as President of the new DigiCities Division of AmeriCom, to serve in such capacity for so long as he faithfully and competently carries out the duties of such position.

               (c) After the Effective Time, AmeriCom intends to seek listing of its common stock on the NASD's OTC Bulletin Board.

                                  ARTICLE VII.
                            CONDITIONS TO THE MERGER

        Section 7.1. Conditions Precedent to AmeriCom's Obligation to Close. AmeriCom's obligation to consummate the Merger is subject to the satisfaction, on or before the Closing Date, of the following conditions:

               (a) Each of the acts and undertakings of DigiCities to be performed on or before the Closing Date pursuant to the terms of this Agreement has been duly performed.

               (b) DigiCities has furnished AmeriCom with a copy, certified by DigiCities' secretary, of (i) a resolution or resolutions duly adopted by DigiCities' Board of Directors authorizing and approving this Agreement and directing that it be submitted to a vote of DigiCities' shareholders, and (ii) a resolution or resolutions adopting this Agreement, duly approved by the holders of at least a majority of the total number of outstanding shares of Common Stock of DigiCities.

               (c) All the representations and warranties of DigiCities contained in this Agreement and in the schedules required pursuant to Article IV are true in every respect on the Closing Date, with the same effect as though such representations and warranties had been made on that date; and AmeriCom has received at the Closing a certificate, dated the Closing Date and executed by the President or a Vice President of DigiCities, containing a verification to that effect.

               (d) DigiCities has furnished AmeriCom with a favorable opinion of DigiCities' counsel dated the Closing Date, substantially in the form attached as Appendix A. In addition to matters specified in the form, the opinion must include such other matters incident to the contemplated transactions as are reasonably requested by AmeriCom or its counsel.

               (e) AmeriCom has received, or has satisfied itself that it will receive, in form satisfactory to it, all necessary approvals of the transactions contemplated by this Agreement from authorities having any jurisdiction over the business or transactions of DigiCities so that DigiCities may continue to carry on their business as presently conducted after consummation of the Merger; and no such approval and no license or permit granted to DigiCities has been withdrawn or suspended.

               (f) All consents of other parties to the mortgages, notes, leases, franchises, agreements, licenses, and permits of DigiCities necessary to permit consummation of the Merger have been obtained.

               (g) DigiCities has delivered the schedules as required in Article V, updated through the Closing Date.

               (h) In its sole and absolute discretion, AmeriCom is satisfied with any matter reflected, listed, or disclosed in the updated schedules that was not reflected, listed, or disclosed in the original schedules.

               (i) DigiCities has delivered to AmeriCom an executed non-compete agreement from each of the individuals as set forth in Schedule 7.1(i), in substantially the form of Exhibit A attached to the Agreement.

        Section 7.2. Conditions Precedent to DigiCities' Obligation to Close. DigiCities' obligation to consummate the Merger is subject to the satisfaction, on or before the Closing Date, of the following conditions:

               (a) Each of the acts and undertakings of AmeriCom to be performed on or before the Closing Date pursuant to the terms of this Agreement has been duly performed.

               (b) AmeriCom has furnished DigiCities with a copy, certified by AmeriCom's secretary, of a resolution or resolutions duly adopted by AmeriCom's Board of Directors authorizing and approving this Agreement and directing that it be submitted to a vote of AmeriCom's shareholders, and (ii) a resolution or resolutions adopting this Agreement, duly approved by the holders of at least a majority of the total number of outstanding shares of Common Stock of AmeriCom.

               (c) All the representations and warranties of AmeriCom contained in this Agreement and in the schedules required pursuant to Article IV are true in every respect on the Closing Date, with the same effect as though such representations and warranties had been made on that date; and DigiCities has received at the Closing a certificate, dated the Closing Date and executed by the President or a Vice President of AmeriCom, containing a verification to that effect.

               (d) DigiCities has received, or has satisfied itself that it will receive, in form satisfactory to it, all necessary approvals of the transactions contemplated by this Agreement from authorities having jurisdiction over the business or transactions of AmeriCom or any AmeriCom Subsidiary so that AmeriCom and AmeriCom Subsidiaries may continue to carry on their business as presently conducted after consummation of the Merger; and no such approval and no license or permit granted to AmeriCom or any AmeriCom subsidiary has been withdrawn or suspended.

               (e) All consents of other parties to the mortgages, notes, leases, franchises, agreements, licenses, and permits of AmeriCom or any AmeriCom Subsidiary necessary to permit consummation of the Merger have been obtained.

               (f) AmeriCom has delivered the schedules as required in Article IV, updated through the Closing Date.

        Section 7.3.  Additional Conditions to the Obligations of DigiCities.

               (a) The obligations of DigiCities to consummate the Merger is subject to the satisfaction of the following additional conditions: (i) AmeriCom shall receive a limited offering permit from the State of California, Department of Corporations pursuant to Section 25120 of the California Corporations Code and a Fairness Order pursuant to Section 25142 of the California Corporations Code; and (ii) the availability of Section 3(a)(10) exemption under the Securities Act of 1933, as amended.

               (b) Upon the Closing Date, AmeriCom will pay those certain outstanding payables identified in Schedule 7.3.

               (c) AmeriCom will enter into an Indemnification Agreement with Joseph Jacobson as of the Closing Date whereby AmeriCom will indemnify Mr. Jacobson for any claims made against him as a Guarantor of DigiCities liabilities up to an aggregate amount of $85,000.

                                  ARTICLE VIII.
                             SURVIVAL OF WARRANTIES

        The representations and warranties included or provided for in this Agreement or in any schedule or certificate or other document delivered pursuant to this Agreement will survive the Closing Date for a period of one (1) year. No claim may be made under this Article VIII unless written notice of the claim is given within that one (1) year period.

                                   ARTICLE IX.
                            TERMINATION OF AGREEMENT

        Section 9.1. Termination by AmeriCom. As soon as practicable, and in any event within fifteen (15) days after the receipt of (i) the last schedule required to be delivered to AmeriCom by

DigiCities pursuant to Article V and (ii) any supporting documentation requested by AmeriCom, AmeriCom will give DigiCities notice if AmeriCom has decided that it wishes to terminate this Agreement based on any information contained in any of the schedules or obtained during the course of its investigation pursuant to
Section 6.1. The notice will specify the information contained in the schedules or obtained during the investigation on which AmeriCom's decision to terminate is based. DigiCities will have ten (10) days after the receipt of the notice to review that information with AmeriCom. If AmeriCom does not withdraw its notice within this five (5) day period, all further obligations of AmeriCom and DigiCities under this Agreement will terminate without further liability of AmeriCom to DigiCities or of DigiCities to AmeriCom, except their respective obligations as provided in Section 9.3. If AmeriCom does not advise DigiCities within the fifteen (15) day period specified in the first sentence above that it wishes to terminate this Agreement, AmeriCom will be considered to be satisfied with the information relating to DigiCities contained in the schedules or obtained during the course of its investigation, subject to AmeriCom's rights concerning the continued accuracy of DigiCities' representations and warranties as required in Section 6.1.

        Section 9.2. Termination. This Agreement and the transactions contemplated under this Agreement may be terminated at any time before the Closing Date, either before or after the approval of DigiCities' shareholders is obtained:

               (a)    By mutual consent of AmeriCom and DigiCities;

               (b) By AmeriCom if there has been a material misrepresentation or a material breach of warranty in DigiCities' representations and warranties set forth in this Agreement or in any schedule or certificate delivered pursuant to this Agreement;

               (c) By DigiCities if there has been a material misrepresentation or a material breach of warranty in AmeriCom's representations and warranties set forth in this Agreement or in any schedule or certificate delivered pursuant to this Agreement;

               (d)  By  AmeriCom  or   DigiCities  if  either  party  will  have
determined in its sole discretion that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of the institution or threat of institution, by governmental authorities (local, state, or federal) or by any other Person, of material litigation or proceedings against either or both of the parties, it being understood and agreed that a written request by governmental authorities for information with respect to the proposed transactions, which could be used in connection with such litigation or proceedings, may be considered by AmeriCom or DigiCities to be a threat of material litigation or proceedings, whether such request is received before or after the date of this Agreement;

               (e) By AmeriCom if it has determined that the business, assets, or financial condition of DigiCities taken as a whole, have been materially and adversely affected, whether by reason of changes, developments, or operations in the ordinary course of business or otherwise;

               (f) By AmeriCom if it has determined that the business, assets, or financial condition of DigiCities taken as a whole, have been materially and adversely affected, whether by reason of changes, developments, or operations in the ordinary course of business or otherwise;

               (g) By DigiCities if it has determined that the business, assets, or financial condition of AmeriCom taken as a whole, have been materially and adversely affected, whether by reason of changes, developments, or operations in the ordinary course of business or otherwise;

               (h) By AmeriCom if any condition set forth in Section 7.1 is not satisfied prior to the Closing Date;

               (i) By  DigiCities  if any condition set forth in Sections 7.2 or
7.3 is not satisfied prior to the Closing Date; and

               (j) By DigiCities or by AmeriCom if the Closing Date referred to in Section 1.2 has not occurred by October 31, 1999.

        Section 9.3. Right to Proceed. In the event that this Agreement is terminated pursuant to Article IX, or because of the failure to satisfy any of the conditions specified in Article VII, all further obligations of AmeriCom and of DigiCities under this Agreement will terminate without further liability of AmeriCom to DigiCities or DigiCities to AmeriCom, except for the obligations of both parties under Sections 9.3, 9.4, 10.5, 10.2 and 11.5; provided, however, despite anything in this Agreement to the contrary, that if DigiCities fails to satisfy any of the conditions specified in Article VI, AmeriCom will nonetheless have the right, in its discretion, to proceed with the transactions contemplated by this Agreement.

        Section 9.4. Return of Documents. In the event of the termination of this Agreement for any reason, each party will return to the other party all documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Each party will not use any information so obtained for any purpose, and will take all practicable steps to have such information kept confidential.

                                   ARTICLE X.
                              ADDITIONAL AGREEMENTS

        Section  10.1.  Expenses.  Except  as  otherwise  provided  herein,  all expenses incurred by AmeriCom in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this
Agreement and the transactions contemplated hereby shall be paid by AmeriCom. Except as otherwise provided herein, all expenses incurred by DigiCities in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by DigiCities. AmeriCom will pay up to $10,000 of all legal fees incurred by DigiCities in consummating this Merger transaction.

        Section 10.2. Publicity. All press releases and other public announcements respecting the subject matter hereof shall be made in compliance with Sections 6.1(b) and 6.2(b).

        Section 10.3. Approval of DigiCities Shareholders. DigiCities will take all necessary steps to obtain approval of the merger transaction by a majority of the DigiCities shareholders within ten (10) days from the date the Department of Corporation approves the mailing of the Fairness Hearing Notice, which number of days includes adequate time for the preparation and mailing of information to shareholders. In all material sent to or other communications with the shareholders on this subject, DigiCities's Board of Directors will recommend to the shareholders that they adopt the Plan of Merger and approve the terms of this Agreement. DigiCities shareholders will also be advised of their appraisal rights, should they object to the merger transaction.

        Section 10.4. Approval of AmeriCom Shareholders. AmeriCom will take all necessary steps to obtain approval of the merger transaction by a majority of the AmeriCom shareholders within ten (10) days from the date the Department of Corporation approves the mailing of the Fairness Hearing Notice, which number of days includes adequate time for the preparation and mailing of information to shareholders. In all material sent to or other communications with the shareholders on this subject, AmeriCom's Board of Directors will recommend to the shareholders that they adopt the Plan of Merger and approve the terms of this Agreement. AmeriCom shareholders will also be advised of their appraisal rights, should they object to the merger transaction.

                                   ARTICLE XI.
                                  MISCELLANEOUS

        Section 11.1. Governing Law; Counterparts. This Agreement (a) will be construed under and in accordance with the laws of the State of California; (b) will be binding on and will inure to the benefit of the parties to the Agreement and their respective successors and assigns; (c) may be executed in one or more counterparts, all of which will be considered one and the same Agreement, and will become effective when one (1) or more counterparts will have been signed by each of the parties and delivered to AmeriCom and DigiCities; and (d) embodies the entire Agreement and understanding, superseding all prior agreements and understandings between DigiCities and AmeriCom relating to the subject matter of this Agreement.

        Section 11.2. Notices. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after five (5) days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or one
(1) business day after transmission, if sent by facsimile to the following:

               If to AmeriCom:              Robert Cezar, President
                                            AmeriCom USA, Inc.
                                            1303 Grand Avenue
                                            Arroyo Grande, CA 93420
                                            Facsimile: (805) 473-4022

               With A Copy To:              Scott E. Bartel, Esq.
                                            Bartel Eng Linn & Schroder
                                            300 Capitol Mall, Suite 1100
                                            Sacramento, CA 95814
                                            Facsimile: (916) 442-3442

               If to DigiCities:            Scott Carni, President
                                            DigiCities, Inc.
                                            5855 Green Valley Circle
                                            Suite 206
                                            Culver City, CA 90230
                                            Facsimile: (310) 670-9175

               With a Copy To:              Alan Barkan, Esq.
                                            Lopshire & Barkan
                                            21550 Oxnard Street
                                            Suite 630
                                            Woodland Hills, CA  91367
                                            Facsimile:  (818) 703-6975

        Each party shall promptly notify the other party in writing of any change of address.

        Section 11.3. Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as, or be construed to be, a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors or by a duly authorized officer of the waiving party.

        Section 11.4. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of DigiCities and AmeriCom and their respective successors and assigns; provided, however, that no party hereto shall have the right to assign its rights and obligations hereunder without the prior written consent of the other parties hereto.

        Section 11.5. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in Section 11.4.

        Section 11.6. Amendments. This Agreement may be amended only by the written agreement of all parties; provided, however, that if amended after the meeting of the shareholders of DigiCities, the terms regarding the conversion contained in Section 3.1(a) will not be amended without the further approval of DigiCities' shareholders as required by law.


     [remainder of page intentionally left blank -- signature page follows]

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                            AmeriCom USA, Inc.,
                                            A Delaware Corporation


                                            By: /s/ ROBERT CEZAR
                                                    -------------------------
                                                    Robert Cezar, President


                                            By: /s/ HELEN COOPER
                                                    ------------------------
                                                    Helen Cooper, Secretary


                                            DigiCities, Inc.
                                            A California Corporation


                                            By: /s/  SCOTT CARNI
                                                     ------------------------
                                                     Scott Carni, President


                                            By: /s/ CHAD LEMS
                                                    -------------------------
                                                    Chad Lems, Secretary